                                                                                                                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Indiana Community Bancorp on Form S-8 of our report, dated March 12, 2010 on our audits of the consolidated financial statements of Indiana Community Bancorp as of December 31, 2009 and 2008 and the years then ended, which report is incorporated by reference in Indiana Community Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Indianapolis, Indiana
March 12, 2010